Exhibit 99.1

XG TECHNOLOGY ANNOUNCES NEW MANAGEMENT APPOINTMENTS IN SUPPORT OF
REALIGNED IMT AND VISLINK BUSINESSES

James Walton, John Payne Will Play Key Roles in Pursuing Worldwide Growth Opportunities for
Mission-Critical Video Solutions

Sarasota, Florida—February 21, 2017—xG Technology, Inc. (“xG” or the “Company”) (Nasdaq: XGTI, XGTIW), a leading provider of wireless video solutions to broadcast, law enforcement and defense markets, and private mobile broadband networks for critical communications, today announced that James Walton has been appointed president of IMT Ltd., the new legal entity created by the acquisition of Vislink by xG. Mr. Walton, who previously served as the Chief Executive Officer of Vislink, will assume responsibility for the management of Vislink offices located in the United Kingdom, and all IMT and Vislink business operations outside of the Americas. This includes the sale of all current IMT and Vislink products in those areas. Mr. Walton has also been appointed a corporate officer of xG Technology.

John Payne IV, who previously served as president of the IMT division of xG Technology, will now serve as president of IMT USA, with responsibility for all IMT and Vislink business operations in the Americas, including the sale of all current IMT and Vislink products in those areas.

John Coleman remains president of xG Technology’s Federal business unit. Messrs. Walton, Payne and Coleman will report directly to George Schmitt, and their operations will also be under the purview of Roger Branton, CFO of xG Technology.

George Schmitt, Executive Chairman and CEO of xG Technology, said, “We are pleased that James Walton will be spearheading our efforts to promote our best-in-class video capture, transmit and management solutions to broadcast, sports and entertainment, and mission-critical public safety and defense sectors around the world. At the same time, John Payne and his team at IMT will now have at their disposal expanded product capabilities to deliver innovative solutions to customers in North and South America.”

James Walton said, “I am grateful for the opportunity to help drive the next phase of growth for Vislink and IMT products in global markets. The addition of the IMT range of products to Vislink’s offerings will enable the delivery of comprehensive, highly targeted solutions to our existing and prospective clientele that concretely address their business and mission challenges.”

About xG Technology, Inc.

xG Technology’s brands provide wireless video solutions to broadcast, law enforcement and defense markets, and private mobile broadband networks for use in challenging environments. Their focus is delivering communications technologies that provide enhanced levels of reliability, mobility, performance and efficiency to customer business operations and missions. xG’s brand portfolio includes Integrated Microwave Technologies (IMT), Vislink, and xMax.

IMT has pioneered advanced digital microwave systems and is a trusted supplier to broadcast, sports and entertainment, and MAG (Military, Aerospace & Government) markets. Their products are recognized for their high level of performance, reliability, build quality, extended operating ranges and compact form factors. More information about IMT can be found at www.imt-solutions.com. Vislink specializes in the wireless capture, delivery and management of secure, high-quality, live video, and serves broadcast & media and public safety & surveillance markets. More information about Vislink can be found at http://www.vislink.com/.

xMax is a secure, rapid-deploy mobile broadband system that delivers mission-assured wireless connectivity in demanding operating environments. xMax was specifically designed to serve as an expeditionary and critical communications network for use in unpredictable scenarios and during fluid situations. This makes it a compelling solution for disaster response, emergency communications, and defense applications. More information about xMax can be found at http://www.xgtechnology.com/products/.

In addition to the above business lines, xG has a dedicated Federal Sector Group (xG Federal) focused on providing next-generation spectrum sharing solutions to national defense, scientific research and other federal organizations. The xG Federal business unit leverage xG’s extensive portfolio of patented RF communications technologies to engage in collaborative research and development projects. Additional information about xG Federal can be found at http://www.xgtechnology.com/technology/xg-federal/.

Based in Sarasota, Florida, xG Technology has over 100 patents and pending patent applications. xG is a publicly traded company listed on the NASDAQ Capital Market (symbol: XGTI) For more information, please visit www.xgtechnology.com.

Cautionary Statement Regarding Forward Looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company’s expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding the intended terms of the offering, closing of the offering and use of any proceeds from the offering. When used herein, the words “anticipate,” “believe,” “estimate,” “upcoming,” “plan,” “target”, “intend” and “expect” and similar expressions, as they relate to xG Technology, Inc., its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company’s actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements.

For More Information:

Daniel Carpini
xG Technology
daniel.carpini@xgtechnology.com
(941) 953-9035